Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-270218) of our report dated 3 November 2021, relating to the consolidated financial statements of Incannex Healthcare Limited Annual Report which appears in this Form 20-F.

/s/ WithumSmith+Brown, PC

New York, New York

31 October 2023